Triton Emission Solutions Inc. Announces Hiring of New VP of Engineering by its Subsidiary

SAN JUAN, PUERTO RICO– (Marketwired – May 7, 2015) – Triton Emission Solutions Inc. (OTCQB: DSOX) (“Triton” or the “Company”) and its subsidiary, Triton Emission Solutions International AB (the “Subsidiary”), are pleased to announce the hiring of Mohamed Abdul Hameed to head the Subsidiary’s engineering department as its Vice President of Engineering.

Mr. Hameed is a research engineer and prominent speaker working on environmental technologies and issues of offshore and marine industries.  His research interests are in the areas of ballast water technology qualification and retrofitting solutions, marine emission control and fuel efficiency study. Participating in the IMO GloBallast program for Keppel Offshore & Marine, Mr. Hameed has been working closely with renowned classification societies and shipyards on the evaluation of ballast water treatment systems (BWTS) in the market. So far he has studied and evaluated more than 35 commercial BWTS and has been an active participant in retrofitting and installations of BWTS at Keppel yards.

In addition, the Company would like to announce the resignation of Jeff Buczek as Vice President of Engineering of the Company on May 1, 2015. Mr. Buczek’s resignation was not due to, and was not caused by, in whole or in part, any disagreement with the Company. Mr. Buczek agreed to continue providing his services to the Company as the Product Manager of the US Division.

Mr. Aasen commented “I am very excited to welcome Hameed to our team! The wealth of experience and knowledge with various abatement technologies he brings with him will truly benefit our company and will allow for further development of our emission abatement systems.”

About Triton Emission Solutions Inc.:

Triton Emission Solutions Inc. develops and markets environmental and pollution emission control solutions to a worldwide market.

Triton Emission Solutions Inc.’s proprietary DSOX-15 and DSOX-20 Fuel Purification Systems, and the Company’s exhaust gas scrubber technology, NJORD, are cost-effective technologies designed to reduce harmful chemical emissions into the ocean and atmosphere in an effort to meet the increased emissions regulations that came into effect on January 1, 2015. These technologies are currently aimed at the maritime industry which includes vessels for cruise-line, freight shipping and tanker companies and can be installed during normal vessel operation without the need to use expensive dry dock time. These technologies have worldwide applications that are not limited to the maritime industry.

On behalf of the Board of Directors, Anders Aasen, Chief Executive Officer.

For further information about Triton Emission Solutions Inc. please visit the Company's website at www.tritoninc.com or contact us at 561-440-DSOX.

Forward Looking Statements

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SOURCE Triton Emission Solutions Inc.